Exhibit 99.1

Apple REIT Seven

# SECOND QUARTER

TownePlace
SUITES
Marriott

JUNE 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

The Apple REIT Seven, Inc. portfolio of hotels was hand-selected with the clear goal of maximizing shareholder value over the long term. Our 51 Marriott®- and Hilton®-branded hotels are strategically located in 18 states, include a total of 6,424 guestrooms and were purchased substantially on an all-cash basis. The strength of our balance sheet and the quality of our diverse portfolio of real estate provide confidence in our ability to limit our downside during the current recession.

For the three-month period ending June 30, 2009, the 51 hotels within the Apple REIT Seven portfolio reported an average occupancy rate of 70 percent, an average daily rate (ADR) of $113 and revenue per available room (RevPAR) of $79. For the same three-month period last year, the portfolio reported results of 76 percent, $121 and $92, respectively. For the six-month periods ending June 30, 2009 and 2008, occupancy rates averaged 67 percent and 74 percent, ADR was $114 and $121, and RevPAR was $77 and $90, respectively.

Funds from operations (FFO) for Apple REIT Seven for the second quarter of this year totaled $14.9 million, or $0.16 per share. For the six months ending June 30, 2009, FFO totaled $28.2 million, or $0.30 per share. For the three- and six-month periods ending June 30, 2008, FFO totaled $18.4 million or $0.20 per share and $34.6 million or $0.38 per share, respectively. We are hopeful that the impact from the downturn has moderated and the Company will begin to see some improvement in performance.

The Company’s annualized dividend rate changed from eight percent to seven percent, based on an $11 share price, beginning with our May 15, 2009 payment. Dividends for the second quarter of this year were $0.20 per share. For the six-month period ending, June 30, 2009, shareholders received a dividend of $0.42. With our long-term goals in mind, we continue to closely monitor hotel performance as compared to shareholder distributions and will keep you abreast of any changes in our operations.

Since the beginning of 2009, Apple REIT Seven has been renovating the full-service Marriott located in downtown Richmond, Virginia and I am pleased to report that the transformation is near completion. All of the hotel’s guestrooms and the lobby have been updated to include an array of modern amenities and the restaurant has been transformed into an upscale sports bar. As the disruptions associated with the renovation subside, we are confident the property will be well-positioned to reach its full potential. We anticipate performance at this hotel will improve in the coming months.

As we navigate an economic environment full of uncertainty, it is important to remember that we own our hotels and despite some fluctuations in revenue, our capital structure mitigates the risk of losing our assets. We remain committed to growing the value of your investment over the long term and will provide additional updates in our next correspondence. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
(In thousands except statistical data)

REVENUES
Room revenue	$46,197	$52,179	$89,571	$98,479
Other revenue	4,386	5,000	8,570	9,156
Total revenues	$50,583	$57,179	$98,141	$107,635

EXPENSES
Direct operating expense	$13,065	$14,573	$25,683	$27,923
Other hotel operating expenses	19,818	21,504	39,097	40,692
General and administrative	1,169	1,660	2,339	3,058
Depreciation	8,056	7,008	15,935	13,496
Interest, net	1,586	1,014	2,868	1,338
Total expenses	$43,694	$45,759	$85,922	$86,507

NET INCOME
Net income	$6,889	$11,420	$12,219	$21,128
Net income per share	$0.07	$0.12	$0.13	$0.23

FUNDS FROM OPERATIONS (FFO)(A)
Net income	$6,889	$11,420	$12,219	$21,128
Depreciation of real estate owned	8,056	7,008	15,935	13,496
Funds from operations	$14,945	$18,428	$28,154	$34,624
FFO per share	$0.16	$0.20	$0.30	$0.38

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,532	92,459	93,507	92,206

OPERATING STATISTICS
Occupancy	70%	76%	67%	74%
Average daily rate	$113	$121	$114	$121
RevPAR	$79	$92	$77	$90
Number of hotels owned	51	50
Dividends per share	$0.20	$0.22	$0.42	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$914,114	$920,688
Cash and cash equivalents	2,077	20,609
Other assets	25,466	26,547
Total assets	$941,657	$967,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$107,789	$109,275
Other liabilities	12,775	12,816
Total liabilities	120,564	122,091
Total shareholders’ equity	821,093	845,753
Total liabilities & shareholders’ equity	$941,657	$967,844

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2009 and the results of operations for the interim periods ended June 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels, containing a total of 6,424 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: TOWNEPLACE SUITES, COLUMBUS, GA

BACK: HAMPTON INN, SAN DIEGO, CA; HOMEWOOD SUITES, NEW ORLEANS, LA; HILTON GARDEN INN, AUBURN, AL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.